UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
October 27, 2006
Date of Report (Date of earliest event reported)
INTERCHANGE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	000-50989 (Commission File Number)	33-0849123 (I.R.S. Employer Identification No.)
One Technology Drive, Building G
Irvine, CA 92618
(Address of principal executive offices)
(949) 784-0800
Registrant’s telephone number
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.
On October 27, 2006, Interchange Corporation (the “Company”) issued a press release regarding its intention to amend the Company’s Amended and Restated Certificate of Incorporation pursuant to a merger with a wholly-owned subsidiary in accordance with Section 253 of the Delaware General Corporation Law pursuant to which the Company’s name will be changed to Local.com Corporation, effective November 2, 2006. The wholly owned subsidiary to be merged with and into Interchange Corporation is named Interchange Merger Sub, Inc. and was formed specifically for the purpose of effecting the name change.
Specifically, Article 1 of the Company’s Amended and Restated Certificate of Incorporation will be deleted in its entirety and replaced with the following : “Article 1: The name of the corporation is Local.com Corporation (the “Corporation”).”
The Company will file an amendment to this Form 8-K upon the effective date of the amendment to the Amended and Restated Certificate of Incorporation to include a copy of the documents being filed to effect the amendment along with a copy of any subsequent press release issued in connection with the amendment to the Amended and Restated Certificate of Incorporation.
Item 9.01.   Financial Statements and Exhibits

99.1	Press Release of Interchange Corporation dated October 27, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2006	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
99.1	Press Release of Interchange Corporation dated October 27, 2006.